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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE


ENGlobal Corporation

                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
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              ENGLOBAL CORPORATION ANNOUNCES ANNUAL MEETING RESULTS
                             AND RECENT RECOGNITIONS

HOUSTON, TX, JUNE 1, 2006 - ENGlobal Corporation (AMEX: ENG), a leading provider of engineering services, today announced the results of its 2006 annual stockholders' meeting held this morning in North Houston.

The formal business of the meeting included the approval of an amendment to the Company's Restated Articles of Incorporation to eliminate its existing Series A Preferred Stock and authorize 2,000,000 new shares of Preferred Stock. In addition, ENGlobal's stockholders elected the following directors to a one-year term: William A. Coskey, P.E., Michael L. Burrow, P.E., David W. Gent, P.E., Randall B. Hale, and David C. Roussel.

Approximately 95% of ENGlobal's total common stock outstanding was represented at the meeting, either in person or by proxy. Of those shares, approximately 58% were cast in favor of amending the Restated Articles, and approximately 91% were cast in favor of the election of the Company's directors.

After the conclusion of the formal business of the meeting, Messrs. Coskey and Burrow reviewed the Company's performance through March 31, 2006, and updated stockholders on ENGlobal's current business outlook and strategies. In addition, Mr. Michael H. Lee, President of WRC, discussed the benefits and opportunities that he believes will be realized from ENGlobal's newest acquisition.

The Company also announced that two of its subsidiaries, ENGlobal Construction Resources, Inc. and ENGlobal Engineering, Inc., received safety achievement awards from the Industrial Safety Training Council (ISTC). ENGlobal Construction Resources was commended for nine years worked representing one million hours, while ENGlobal Engineering was commended for 11 years worked representing 16 million hours. Both companies received awards for their sustained recordable incidence rates and were finalists for the Roy Comeaux Safety Excellence through Training Award, which demonstrates ENGlobal's commitment to safety by providing its employees with an e-training program. The awards were presented at the 10th Annual ISTC Safety Excellence Award Banquet on May 18, 2006.


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      654 N. Sam Houston Parkway E. o Suite 400 o Houston, Texas 77060-5914
                                www.ENGlobal.com

ENGlobal Corporation Press Release
June 1, 2006
Page 2



On May 21, 2006, ENGlobal was ranked #23 in the Houston Chronicle 100, Houston's Leading Companies, an annual listing of performance criteria of publicly-traded companies in the greater Houston area. ENGlobal was ranked #2 of 100 in market return, #26 of 50 in revenue growth, and #46 of 50 in earnings per share growth.

"I would like to thank our Stockholders for their participation and approvals at today's meeting. While the Company has no immediate plans for issuing any of the newly authorized Preferred Stock, its intent is to provide our Board with flexibility in connection with future growth prospects," said Michael L. Burrow, P.E., ENGlobal's President and Chief Executive Officer. "We are also honored by both the safety and financial recognitions recently bestowed on our Company. The entire ENGlobal team deserves the credit, as these achievements are directly attributable to their collective hard work and dedication."


About ENGlobal Corporation
--------------------------
ENGlobal Corporation provides engineering and systems services principally to the petroleum refining, petrochemical, pipeline, production, and process industries throughout the United States and internationally. ENGlobal's multi-disciplinary engineering group develops projects from the initial planning stage through detailed design, procurement, and construction management. The systems group designs, fabricates, and supports control, instrumentation and analyzer systems utilized in various energy and process-related industries. The Company, with its subsidiaries, now employs over 2,000 employees in 16 offices and occupies over 300,000 square feet of office and manufacturing space. In 2005 and 2004, the Company was named the #1 fastest growing engineering firm in the United States by ZweigWhite and was ranked #2 in 2003. Further information about the Company and its subsidiaries is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements
------------------------------------------
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to; (1) the Company's ability to achieve its business strategy while effectively managing costs and expenses;
(2) the Company's ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. Among other matters, the Company's acquisition is subject to risks, including that such acquisitions may result in less favorable terms than desired, or may not be successful and profitably integrated by the Company. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

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